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                                                                    EXHIBIT 99.2



               STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
                 CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS



         I, Richard B. Abshire, state and attest that:

         1. To the best of my knowledge, subject to the exception set out in paragraph 4 of this statement, based upon a review of the covered reports of Adams Resources & Energy, Inc. (the "Company") and, except as corrected or supplemented in a subsequent covered report:

               o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

               o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         2. I have reviewed the contents of this statement with the Company's audit committee.

         3. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

               o Annual Report on Form 10-K for the period ended December 31, 2001 filed with the SEC of Adams Resources & Energy, Inc.;

               o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Adams Resources & Energy, Inc. filed with the SEC subsequent to the filing of the Form 10-K identified above; and

               o  any amendments to any of the foregoing.




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         4.    The Company received a letter dated July 31, 2002 from the
               Securities and Exchange Commission (the "Commission") containing comments on the Company's (i) Form 10-K for the fiscal year ended December 31, 2001, (ii) Form 10-Q for the quarter ended March 31, 2002, and (iii) Schedule 14A filed with the Commission on April 5, 2002. The Company is in the process of responding to the Commission's comments on a timely basis. Although, I have no reason to believe that my statement in paragraph 1 hereof is incorrect, I will file an amended statement after the Company and the Commission have resolved the issues raised by the Commission's comments.





                                     -------------------------------------------
                                     RICHARD B. ABSHIRE
                                     August 13, 2002



         Subscribed and sworn to before me this ____ day of _____________, 2002.




                                     -------------------------------------------
                                     Notary Public in and for the State of Texas